Exhibit 99.1

EPAM Systems Reports Earnings Results for Fiscal Fourth Quarter and Full Year 2011

Fourth quarter revenues up 10.1% sequentially and 34.4% year-over-year;

Annual revenues of $334.5 Million, up 50.8% year-over-year led by strong growth out of Europe of 82.8%;

Provides guidance for 2012 revenue growth of between 23% and 25%

NEWTOWN, PA, March 27, 2012 – EPAM Systems, Inc. (NYSE: EPAM), a leading software engineering and IT outsourcing (ITO) provider with development centers across Central and Eastern Europe (CEE), today announced results for its fiscal fourth quarter and full year ended December 31, 2011.

Fourth Quarter Highlights

•	Quarterly revenues increased to a record $95.1 million, up 34.4% compared to the year-ago quarter and 10.1% sequentially

•	Quarterly diluted earnings per share (EPS) was $0.29, compared to $0.27 in the year-ago quarter

•	Quarterly non-GAAP diluted EPS was $0.30, compared to $0.31 in the year-ago quarter

•	Net headcount for IT professionals increased 30.2% to 6,968 as of December 31, 2011 from 5,350 as of December 31, 2010

Revenues for the fourth quarter of 2011 were $95.1 million, up 34.4% compared to $70.8 million in the fourth quarter of 2010.

Income from operations was $15.4 million, an increase of 20.1% compared to $12.9 million in the fourth quarter of 2010. Non-GAAP income from operations was $16.3 million, an increase of $2.0 million, or 14.2%, from $14.8 million in 2010. Net income was $12.4 million, or $0.29 per diluted share, compared to $11.6 million, or $0.27 per diluted share, in the fourth quarter of 2010. Non-GAAP net income was $13.8 million, resulting in non-GAAP diluted EPS of $0.30, compared to $13.8 million, or non-GAAP diluted EPS of $0.31, in the fourth quarter of 2010. Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of this release.

Full Year 2011 Highlights

•	Revenues increased 50.8% to a record $334.5 million from the previous year

•	Diluted EPS was $0.63, compared to $0.79 in the previous year

•	Non-GAAP diluted EPS was $1.19, compared to $0.94 in the previous year

•	Net headcount for IT professionals increased 30.2% to 6,968 as of December 31, 2011

Revenues for 2011 increased to a record $334.5 million, up 50.8% from $221.8 million reported in 2010.

Income from operations for 2011 was $55.0 million, an increase of 67.8% from the previous year. Operating margin increased 166 basis points to 16.4% from 14.8% in the previous year. Non-GAAP income from operations was $60.9 million.

Net income for 2011 was $44.4 million, or $0.63 per diluted share, compared to $28.3 million, or $0.79 per diluted share, for 2010. Non-GAAP net income was $53.9 million, resulting in non-GAAP diluted EPS of $1.19. This compares to non-GAAP net income of $35.5 million, or non-GAAP diluted EPS of $0.94, in 2010. Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of this release.

Arkadiy Dobkin, CEO and President of EPAM Systems said, “We are pleased to have completed our initial public offering in February, and are excited to share our results with you for our first quarter as a public company. I would like to thank our entire staff, business partners and everyone who helped make our IPO a success.”

“Despite the global macroeconomic uncertainty, 2011 was a very successful year for EPAM as we delivered strong growth across our targeted services areas, verticals and geographies. First, we benefitted from an increased reliance on offshore outsourcing in Europe, where we remain well-positioned to capitalize on this rapidly growing trend. At the same time we have been successfully converting from a highly specialized software engineering shop that served mostly global leading Independent Software Vendors (ISVs), into one of the preferred vendors in key and rapidly growing vertical segments. In today’s challenging environment of yet another massive technology conversion, companies are in search for reliable partners with strong engineering heritage and proven hands-on expertise in such emerging trends as social enterprise and enterprise mobility, and cloud and big data. Clients are expecting to receive real help and guidance in delivering complex solutions and services cost-effectively by utilizing a global delivery model but with quality they expected in the past only from local specialized vendors and professional services divisions of leading software product vendors.”

EPAM generated cash from operations of $26.3 million in the fourth quarter of 2011, an increase of $7.6 million generated over the fourth quarter of 2010. As of December 31, 2011 EPAM had cash and cash equivalents of $88.8 million, and $30.0 million of available borrowings under a revolving line of credit which expires on October 15, 2013. Currently, the Company has no outstanding borrowings under its revolver.

First Quarter and Full Year 2012 Outlook

EPAM is providing the following guidance:

•	First quarter 2012 revenues are expected to be between $92 million and $94 million, representing a growth rate of 26% to 29% over 2011 revenues.

•

First quarter 2012 non-GAAP diluted EPS is expected to be in the range of $0.28 to $0.30. These non-GAAP diluted EPS estimates are based on an estimated 2012 fiscal year weighted average of 46.3 million diluted shares.

•	Full year 2012 revenues are expected to be between $411 million and $418 million, representing a growth rate of 23% to 25% over 2011 revenues.

•	On a full year basis, we expect non-GAAP net income growth to be in the range of 10%-12% with a tax rate of approximately 17%.

Conference Call Information

EPAM will hold a conference call to discuss its fourth quarter and full year 2011 results at 8:00 a.m. Eastern this morning. A live webcast of the call may be accessed over the Internet from EPAM’s Investor Relations website at investors.epam.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call also is available by dialing 877-941-2068 (domestic) or 1-480-629-9712 (international) and entering passcode 4523859. Participants should ask for the EPAM Systems fourth quarter and full year conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on EPAM’s website or by dialing 1-877-870-5176 (domestic) or 1- 858-384-5517 (international) and entering the replay passcode 4523859. The telephonic replay will be available until Tuesday, April 3, 2012.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. is a leading global IT services provider with delivery centers throughout Central and Eastern Europe. Headquartered in the United States, EPAM employs over 7,000 IT professionals and provides services to clients worldwide using a global delivery model through its client management and delivery operations in the United States, Belarus, Hungary, Russia, Ukraine, UK, Germany, Kazakhstan, Sweden, Switzerland and Poland.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in the company’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non- GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and M&A costs. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release may include statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those described under the caption “Risk Factors” in our Registration Statement on Form S-1 and in our other filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology. Actual results, level of activity, performance or achievements may differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, and these differences may be material and adverse. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable law.

Contact:

EPAM Systems, Inc.

Ilya Cantor, Chief Financial Officer

Phone: +1-267-759-9000 x64588

Fax: +1-267-759-8989

investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$95,127	$70,774	$334,528	$221,824
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	59,388	40,125	205,336	132,528
Selling, general and administrative expenses	18,510	16,061	64,930	47,635
Depreciation and amortization expense	1,806	1,723	7,538	6,242
Goodwill impairment loss	—	—	1,697	—
Other operating expenses, net	(4)	15	19	2,629

Income from operations	15,427	12,850	55,008	32,790
Interest income	329	80	1,315	562
Interest expense	—	(12)	(37)	(76)
Other income	93	—	144	—
Foreign exchange (loss)	(500)	(752)	(3,638)	(2,181)

Income before provision for income taxes	15,349	12,166	52,792	31,095
Provision for income taxes	2,965	536	8,439	2,787

Net income	$12,384	$11,630	$44,353	$28,308

Net income per share of common stock:
Basic (common)	$0.32	$0.30	$0.69	$0.84
Basic (puttable common)	$0.32	$0.60	$1.42	$0.84
Diluted (common)	$0.29	$0.27	$0.63	$0.79
Diluted (puttable common)	$0.29	$0.28	$0.77	$0.79
Shares used in calculation of net income per share of common stock:
Basic (common)	17,141	17,053	17,094	17,056
Basic (puttable common)	18	53	18	141
Diluted (common)	20,520	19,311	20,473	19,314
Diluted (puttable common)	18	53	18	141

EPAM SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	88,796	54,004
Accounts receivable, net of allowance of $2,250 in 2011 and $1,671 in 2010	59,472	41,488
Unbilled revenues	24,475	23,883
Prepaid and other current assets	6,436	5,750
Deferred tax assets, current	4,384	3,122

Total current assets	183,563	128,247
Property and equipment, net	35,482	25,338
Restricted cash	2,582	2,438
Intangible assets, net	1,251	2,023
Goodwill	8,169	10,032
Deferred tax assets, long-term	1,875	2,294
Other long-term assets	2,691	486

Total assets	$235,613	$170,858

Liabilities
Current liabilities
Accounts payable	2,714	2,001
Accrued expenses and other liabilities	24,782	15,031
Deferred revenue	6,949	5,151
Due to employees	8,234	5,685
Taxes payable	8,712	7,528
Deferred tax liabilities, current	1,736	331

Total current liabilities	53,127	35,727
Deferred tax liabilities, long-term	283	173
Taxes payable, long-term	1,204	—

Total liabilities	54,614	35,900

Commitments and Contingencies (Note 15)
Preferred stock, $.001 par value; 5,000,000 authorized; 2,054,935 and 2,054,935 Series A-1 convertible redeemable preferred stock issued and outstanding at December 31, 2011 and 2010; $.001 par value 945,114 authorized, 384,804 and 675,081 Series A-2 convertible redeemable preferred stock issued and outstanding at December 31, 2011 and 2010	85,940	68,377
Puttable common stock, $.001 par value, 0 and 56,896 shares issued and outstanding at December 31, 2011 and 2010	—	332
Stockholders’ equity
Common stock, $.001 par value; 160,000,000 authorized; and 18,810,112 shares issued; 17,158,904 and 17,054,408 shares outstanding at December 31, 2011 and 2010, respectively	17	17
Preferred stock, $.001 par value; 290,277 and 0 authorized Series A-3 convertible preferred stock issued and outstanding at December 31, 2011 and 2010, respectively	—	—
Additional paid-in capital	40,020	36,750
Retained earnings	74,508	47,718
Treasury stock	(15,972)	(15,972)
Accumulated other comprehensive loss	(3,514)	(2,264)

Total stockholders’ equity	95,059	66,249

Total liabilities and stockholders’ equity	$235,613	$170,858

EPAM SYSTEMS, INC. AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended					Three Months Ended
	December 31,					December 31,
	2011	2011	2011			2010	2010	2010
	GAAP	Adjustments	Non-GAAP			GAAP	Adjustments	Non-GAAP

Income from operations	$15,427	$887	$16,314	(a	)	$12,850	$1,440	$14,290	(a	)

Net income	$12,384	$1,386	$13,770	(b	)	$11,630	$2,193	$13,823	(b	)

Diluted earnings per share	$0.29	$0.01	$0.30	(c	)	$0.27	$0.04	$0.31	(c	)

	Twelve Months Ended December 31,					Twelve Months Ended December 31,
	2011 GAAP	2011 Adjustments	2011 Non-GAAP			2010 GAAP	2010 Adjustments	2010 Non-GAAP

Income from operations	$55,008	$5,863	$60,871	(a	)	$32,790	$4,969	$37,759	(a	)

Net income	$44,353	$9,507	$53,860	(b	)	$28,308	$7,150	$35,458	(b	)

Diluted earnings per share	$0.63	$0.56	$1.19	(c	)	$0.79	$0.15	$0.94	(c	)

Notes:
	Three Months Ended					Twelve Months Ended
(a)	December 31,					December 31,
	2011		2010			2011		2010

Adjustment to GAAP income from operations:	$887		$1,440			$5,863		$4,969

Stock-based compensation, of which:	712		1,186			2,866		2,939
reported in cost of revenues	418		540			1,365		1,314
reported in sales, general and administrative expenses	294		646			1,501		1,625
Write-off and recovery	—		(23)			(6)		(1,686)
Goodwill impairment	—		—			1,697		—
Legal settlement	—		—			—		2,608
Amortization of purchased intangible assets	140		247			779		999
M&A costs	35		30			527		109

(b)

Adjustment to GAAP Net Income:	$1,386		$2,193			$9,507		$7,150

Stock-based compensation, of which:	712		1,186			2,866		2,939
reported in cost of revenues	418		540			1,365		1,314
reported in sales, general and administrative expenses	294		646			1,501		1,625
Write-off and recovery	—		(23)			—		(1,686)
Amortization of purchased intangible assets	140		247			779		999
Goodwill impairment	—		—			1,697		—
Legal settlement	—		—			—		2,608
Foreign exchange (gains) and losses	499		753			3,638		2,181
M&A costs	35		30			527		109

(c) Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2010, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis. The following table presents the non-GAAP weighted average diluted common shares outstanding for the periods presented:

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2011		2010			2011		2010
Non-GAAP weighted average diluted common shares outstanding	45,610		44,162			45,102		43,648